                                 EXHIBIT 99.3

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                    RESTATED CONSOLIDATED STATEMENT OF INCOME
                                    UNAUDITED


(In millions, except per share)
                                                                                 Twelve Months Ended December 31,
                                                          ------------------------------------------------------------------------
                                                             1997            1996            1995           1994           1993
                                                          ---------       ---------       ---------      ---------      ---------

NET SALES                                                 $13,065.3       $12,985.7       $13,039.2     $12,209.2       $11,582.0

Cost of Goods Sold                                         10,015.6         9,968.9        10,027.7       9,209.0         8,645.8
Selling, Administrative and General Expense                 1,886.7         1,887.2         1,932.1       1,953.9         1,915.4
Asset Writedown and Other Rationalizations                    265.2           116.4             -             -               -
Interest Expense                                              119.5           128.6           135.0         129.4           162.4
Other Expense                                                  24.5            22.6            21.0         (40.4)          (79.1)
Foreign Currency Exchange                                     (34.1)            7.4            17.4          77.6           113.1
Minority Interest in Net Income of Subsidiaries                44.6            43.1            36.2          23.8            27.0
                                                          ---------       ---------       ---------      ---------      ---------
Income from Continuing Operations before Income Taxes         743.3           811.5           869.8         855.9           797.4
United States and Foreign Taxes on Income                     220.9           253.0           294.6         295.2           300.5
                                                          ---------       ---------       ---------      ---------      ---------
INCOME FROM CONTINUING OPERATIONS                             522.4           558.5           575.2         560.7           496.9
Discontinued Operations                                        36.3          (456.8)           35.8           6.3            (8.2)
                                                          ---------       ---------       ---------      ---------      ---------
INCOME BEFORE EXTRAORDINARY ITEM AND
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                    558.7           101.7           611.0         567.0           488.7

Extraordinary Item-Early Extinguishment of Debt                 -               -               -             -             (14.6)
Accounting Change-Adoption of SFAS No. 112                      -               -               -             -             (86.3)
                                                          ---------       ---------       ---------      ---------      ---------
NET INCOME                                                  $ 558.7         $ 101.7         $ 611.0       $ 567.0         $ 387.8
                                                          =========       =========       =========      =========      =========


PER SHARE OF COMMON STOCK - BASIC:

    Income from Continuing Operations                         $3.34           $3.60           $3.78         $3.71           $3.38
    Discontinued Operations                                   $0.24          ($2.94)          $0.24         $0.04          ($0.05)
                                                              -----           -----           -----         -----           -----
    Income before Extraordinary Item and
     Cumulative Effect of Accounting Change                   $3.58           $0.66           $4.02         $3.75           $3.33

    Extraordinary Item-Early Extinguishment of Debt            -               -               -             -             ($0.10)
    Accounting Change-Adoption of SFAS No. 112                 -               -               -             -             ($0.59)
                                                              -----           -----           -----         -----           -----
    Net Income                                                $3.58           $0.66           $4.02         $3.75           $2.64
                                                              =====           =====           =====         =====           =====

Average Shares Outstanding                                    156.2           155.1           152.1         151.2           147.1


PER SHARE OF COMMON STOCK - DILUTED:

    Income from Continuing Operations                         $3.30           $3.56           $3.74         $3.66           $3.30
    Discontinued Operations                                   $0.23          ($2.91)          $0.23         $0.04          ($0.05)
                                                              -----           -----           -----         -----           -----
    Income before Extraordinary Item and
     Cumulative Effect of Accounting Change                   $3.53           $0.65           $3.97         $3.70           $3.25

    Extraordinary Item-Early Extinguishment of Debt            -               -               -             -             ($0.10)
    Accounting Change-Adoption of SFAS No. 112                 -               -               -             -             ($0.57)
                                                              -----           -----           -----         -----           -----
    Net Income                                                $3.53           $0.65           $3.97         $3.70           $2.58
                                                              =====           =====           =====         =====           =====

Average Shares Outstanding                                    158.2           156.8           153.9         153.1           151.7







                                   X-99.3-1